UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal	85255 (Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(480) 362-9760

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2017, Colony Starwood Homes (the “Company”) completed its registered underwritten public offering of 23,033,187 shares, $0.01 par value per share (“Common Shares”), pursuant to an underwriting agreement dated June 5, 2017 (the “Underwriting Agreement”) by and among the Company, Colony Starwood Homes Partnership, L.P. (the “Operating Partnership”), the selling shareholders named therein (the “Selling Shareholders”) and Merrill Lynch, Pierce, Fenner & Smith, Inc. as the sole underwriter for the offering (the “Underwriter”). The Company sold 11,600,000 Common Shares and the Selling Shareholders sold 11,433,187 Common Shares. The Company has granted the Underwriter a 30-day option to purchase up to an additional 3,454,978 Common Shares from the Company.

The offering was made pursuant to a registration statement on Form S-3 (File No. 333-214062) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on October 11, 2016, a base prospectus dated October 11, 2016, a preliminary prospectus supplement dated June 5, 2017 filed with the Commission pursuant to Rule 424(b)(5) under the Act and a prospectus supplement dated June 5, 2017 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b)(5) under the Act.

The resulting net proceeds to the Company from the offering were approximately $401.7 million, after deducting estimated expenses payable by the Company. The Company intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for units of the Operating Partnership. The Operating Partnership intends to use the net proceeds from the offering to fund a portion of its previously announced pending acquisition of a portfolio of 3,106 single-family rental homes from Waypoint/GI Venture, LLC, to repay certain of the Company’s existing indebtedness and for general corporate purposes. The Company will not receive any of the proceeds from the sale of its Common Shares by the Selling Shareholders.

Pursuant to the terms of the Underwriting Agreement, the Company and its trustees and executive officers and the Selling Shareholders agreed not to sell or transfer any Common Shares held by them for 45 days after June 5, 2017 without first obtaining the written consent of the Underwriter, subject to certain exceptions as described in the Prospectus Supplement.

A copy of the opinion of Venable LLP relating to the validity of the Common Shares sold in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement attached hereto as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated June 5, 2017, among Colony Starwood Homes, Colony Starwood Homes Partnership, L.P., the selling shareholders listed on Schedule II thereto and Merrill Lynch, Pierce, Fenner & Smith, Inc. as the sole underwriter

5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2017	COLONY STARWOOD HOMES

	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated June 5, 2017, among Colony Starwood Homes, Colony Starwood Homes Partnership, L.P., the selling shareholders listed on Schedule II thereto and Merrill Lynch, Pierce, Fenner & Smith, Inc. as the sole underwriter

5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)